Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1/A, to be filed on or about April 14, 2011, of our report dated March 29, 2011, relating to our audit of the Health Discovery Corporation financial statements as of and for the years ended December 31, 2010 and 2009, included in this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia
April 14, 2011